Exhibit 99.1

Citrix Reports Second Quarter Earnings Results

Year-over-year Quarterly Revenue Growth of 17%

GAAP Diluted Earnings Per Share of $0.18

Non-GAAP Diluted Earnings Per Share of $0.38

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Citrix Systems, Inc. (NASDAQ:CTXS), the global leader in Application Delivery Infrastructure, today reported financial results for the second quarter of fiscal 2008 ended June 30, 2008.

Financial Results

In the second quarter of fiscal 2008, Citrix achieved revenue of $392 million, compared to $334 million in the second quarter of fiscal 2007, representing 17 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal 2008 was $35 million, or $0.18 per diluted share, compared to $53 million, or $0.29 per diluted share, for the second quarter of 2007.

Non-GAAP Results

Non-GAAP net income in the second quarter of 2008 increased two percent to $71 million, or $0.38 per diluted share, compared to $70 million, or $0.38 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and the tax effects related to those items.

“I’m delighted with another solid quarter,” said Mark Templeton, president and chief executive officer of Citrix. “We saw double digit revenue growth in each of our geographic segments, and we achieved our non-GAAP EPS targets. Overall a great quarter in a tough macro-economic environment.”

Q2 Financial Highlights

In reviewing the second quarter results of 2008, compared to the second quarter of 2007:

  Product license revenue increased 12 percent;
  Revenue from license updates grew 16 percent;
  Online services increased 23 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 34 percent;

  Revenue grew in the EMEA region by 22 percent; the America’s region by 13 percent, and the Pacific region by 11 percent;
  Deferred revenue totaled $476 million, compared to $395 million on June 30, 2007;
  Operating margin was seven percent for the quarter; non-GAAP operating margin was 21 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense;
  Cash flow from operations was $75 million, bringing the total 12 month trailing cash flow from operations to $379 million; and,
  Repurchased shares for the quarter were 2.1 million shares at an average price paid per share of $33.50.

Financial Outlook for Third Quarter 2008

Citrix management expects to achieve the following results during its third fiscal quarter of 2008 ending September 30, 2008:

  Net revenue is expected to be in the range of $385 million to $400 million, compared to $350 million in the third quarter of 2007;
  GAAP diluted earnings per share is expected to be in the range of $0.12 to $0.16. Non-GAAP diluted earnings per share is expected to be in the range of $0.36 to $0.39, excluding $0.09 related to the effects of amortization of intangible assets primarily related to business combinations and $0.14 to $0.15 related to the effects of stock-based compensation expenses.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2008

Citrix management expects to achieve the following results for the fiscal year 2008:

  The company expects net revenue to be in the range of $1.59 billion to $1.62 billion.
  The company expects GAAP diluted earnings per share to be in the range of $0.57 to $0.64. Non-GAAP diluted earnings per share to be in the range of $1.54 to $1.60, excluding $0.34 related to the effects of the amortization of intangible assets and $0.62 to $0.63 related to the effects of stock-based compensation expenses.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the second quarter of 2008, Citrix announced:

  Citrix® XenDesktop™ 2.0 began shipping;
  Citrix® NetScaler® MPX, which reduces datacenter costs by delivering twice as many Web applications;

  A new Citrix Access Gateway™ release adding intelligent policy-based controls for Citrix XenDesktop;
  Citrix® XenServer™ is now factory integrated on Dell PowerEdge servers;
  A new Citrix XenServer pricing model allowing unlimited virtual machines per server at a single low price; and,
  Microsoft honored the company with its 2008 Microsoft Partner of the Year Global ISV – Infrastructure and 2008 Microsoft Partner for Citizenship awards.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: 888-799-0519 or 706-634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately fifteen days by dialing 800-642-1687 or 706-645-9291 (passcode required: 55194356).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is the global leader and the most trusted name in Application Delivery Infrastructure. More than 215,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100 percent of the Fortune 100 companies and 99 percent of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 8,000 partners in more than 100 countries. Annual revenue in 2007 was $1.4 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, the statements contained in the Financial Outlook for Third Fiscal Quarter 2008, Financial Outlook for Fiscal Year 2008 and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the uncertainty in the IT spending environment and the risk of a downturn in economic conditions generally; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; risks in effectively controlling operating expenses; the company’s product concentration and its ability to develop and commercialize new products and services; disruptions due to changes in key personnel; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the effect of new accounting pronouncements on revenue and expense recognition; the company’s reliance on and the success of the company’s independent distributors and resellers for the marketing and distribution of the company’s products and the success of the company’s marketing and licensing programs; litigation; increased competition; changes in the company’s pricing policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; impairment of the value of the company’s investment in auction rate securities; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies; competition and other risks associated with the markets for our Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, NetScaler®, Citrix XenDesktop™, Citrix Access Gateway™ and Citrix XenServer™ are trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Product licenses	$153,458	$136,587	$300,418	$258,654
License updates	137,279	118,163	271,213	230,971
Online services	63,687	51,810	125,672	99,021
Technical services	37,306	27,804	71,461	53,806
Total net revenues	391,730	334,364	768,764	642,452

Cost of revenues:
Cost of product license revenues	12,781	9,846	23,922	18,141
Cost of services revenues	20,100	15,362	38,797	30,253
Amortization of core and product technology	12,976	6,656	23,569	12,884
Total cost of revenues	45,857	31,864	86,288	61,278

Gross margin	345,873	302,500	682,476	581,174

Operating expenses:
Research and development	73,965	47,767	145,495	94,311
Sales, marketing and services	169,244	140,376	335,689	271,025
General and administrative	68,067	55,972	130,704	113,875
Amortization of other intangible assets	5,707	3,651	11,407	7,798
In-process research and development	-	-	-	1,200
Total operating expenses	316,983	247,766	623,295	488,209

Income from operations	28,890	54,734	59,181	92,965

Other income, net	6,322	12,508	14,793	23,846
Income before income taxes	35,212	67,242	73,974	116,811

Income taxes	563	13,852	4,947	25,788
Net income	$34,649	$53,390	$69,027	$91,023

Earnings per common share – diluted	$0.18	$0.29	$0.37	$0.49
Weighted average shares outstanding – diluted	188,021	185,434	189,004	184,893

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	June 30, 2008	December 31, 2007
ASSETS:
Cash and cash equivalents	$147,381	$223,749
Restricted cash equivalents and investments	62,830	-
Short-term investments	241,454	356,085
Accounts receivable, net	225,277	225,861
Other current assets, net	148,936	128,650
Total current assets	825,878	934,345

Restricted cash equivalents and investments	984	63,735
Long-term investments	380,371	218,676
Property and equipment, net	166,933	134,907
Goodwill and other intangible assets, net	1,171,679	1,164,831
Other long-term assets, net	24,001	18,199
Total assets	$2,569,846	$2,534,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$233,731	$246,969
Current portion of deferred revenues	436,231	407,305
Total current liabilities	669,962	654,274

Long-term portion of deferred revenues	39,308	35,381
Other liabilities	1,405	6,713

Stockholders' equity	1,859,171	1,838,325
Total liabilities and stockholders’ equity	$2,569,846	$2,534,693

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Six Months Ended June 30, 2008
OPERATING ACTIVITIES
Net Income	$69,027
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	59,278
Stock-based compensation expense	60,988
Provision for accounts receivable allowances	1,939
Other non-cash items	5,751
Total adjustments to reconcile net income to net cash provided by operating activities	127,956
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	1,431
Prepaid expenses and other current assets	(18,033)
Other assets	563
Deferred tax assets, net	(6,402)
Accounts payable and accrued expenses	(20,935)
Deferred revenues	32,853
Other liabilities	(5,149)
Total changes in operating assets and liabilities, net of the effects of acquisitions	(15,672)
Net cash provided by operating activities	181,311

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(50,310)
Purchases of property and equipment	(62,287)
Cash paid for acquisitions, net of cash acquired	(2,139)
Cash paid for licensing agreements	(31,531)
Net cash used in investing activities	(146,267)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	32,011
Excess tax benefit from exercise of stock options	4,800
Structured stock repurchases, net	(150,143)
Payments on debt	(407)
Net cash used in financing activities	(113,739)
Effect of exchange rate changes on cash and cash equivalents	2,327
Change in cash and cash equivalents	(76,368)
Cash and cash equivalents at beginning of period	223,749
Cash and cash equivalents at end of period	$147,381

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations and stock-based compensation expenses. The company’s basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the company’s historical and prospective financial performance. In addition, the company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the company’s gross margins, operating expenses and net income and comparing the company’s financial performance to that of its peer companies and competitors.

Management excludes the expenses described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

  The company does not acquire businesses on a predictable cycle. The company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company's operating results and underlying operational trends.
  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the company’s employees and executives, stock-based compensation expense and its related tax impact are generally fixed at the time of grant, are then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the company’s liquidity. Furthermore, the company in the future may exclude amortization and in-process research and development primarily related to new business combinations from financial measures that it releases, and the company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended June 30, 2008
GAAP operating margin	7.4%
Add: stock-based compensation	8.6%
Add: amortization of core and product technology	3.3%
Add: amortization of other intangible assets	1.4%
Non-GAAP operating margin	20.7%

	Three Months Ended June 30,
	2008	2007
GAAP net income	$34,649	$53,390
Add: stock-based compensation	33,582	11,786
Add: amortization of core and product technology	12,976	6,656
Add: amortization of other intangible assets	5,707	3,651
Less: tax effects related to above items	(15,997)	(5,704)
Non-GAAP net income	$70,917	$69,779

GAAP earnings per share – diluted	$0.18	$0.29
Add: stock-based compensation	0.18	0.06
Add: amortization of core and product technology	0.07	0.04
Add: amortization of other intangible assets	0.03	0.02
Less: tax effects related to above items	(0.08)	(0.03)
Non-GAAP earnings per share – diluted	$0.38	$0.38

CITRIX SYSTEMS, INC. Forward-Looking Guidance

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2008	2008
GAAP earnings per share - diluted	$0.12 to $0.16	$0.57 to $0.64
Add: Adjustments to exclude the effects of amortization of intangible assets	0.09	0.34
Add: Adjustments to exclude the effects of expenses related to stock-based compensation	0.14 to 0.15	0.62 to 0.63
Non-GAAP earnings per share - diluted	$0.36 to $0.39	$1.54 to $1.60

CONTACT:
Citrix Systems, Inc., Fort Lauderdale
For Media Inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
A&R Edelman
Eric Jones, 212-819-4862
eric.jones@ar-edelman.com
or
For investor inquiries, contact:
Citrix Systems, Inc.
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com